Filed Pursuant to Rule 424(b)(5)
Registration No. 333-173576

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 3, 2011)

$20,800,000

Common Stock

This prospectus supplement relates to the issuance and sale of up to $20,800,000 in shares of our common stock to Lincoln Park Capital Fund, LLC, or Lincoln Park, under a Purchase Agreement entered into on April 16, 2013, or the Purchase Agreement.

The shares offered include:

•	1,754,386 shares of common stock that Lincoln Park is purchasing for gross proceeds of $2,000,000 as an initial purchase, at a purchase price of $1.14 per share;

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up to $18,000,000 of shares of common stock that may be sold from time to time after the initial purchase, at our sole discretion, to Lincoln Park over the next 36 months in accordance with the Purchase Agreement;

•	251,799 shares of common stock to be issued to Lincoln Park as Initial Commitment Shares, in consideration for entering into the Purchase Agreement, valued at $1.39 per share; and

•

up to 323,741 shares of common stock, valued at $1.39 per share, that we may issue to Lincoln Park on a pro rata basis, as Additional Commitment Shares, upon each purchase by Lincoln Park under the Purchase Agreement up to a total of $20,000,000 of common stock (including the initial purchase of $2,000,000) purchased.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Our common stock is listed on The NASDAQ Global Market under the symbol “INVE” and on the Frankfurt Stock Exchange under the symbol “INV.” On April 15, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $1.14 per share.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as calculated pursuant to General Instruction I.B.6. is $73,199,597, based on the closing price per share of our common stock of $1.53 on February 19, 2013. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 16, 2013.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-17 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any document incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, or information we previously filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference herein is accurate as of any date other than their respective dates, even though this prospectus supplement and any accompanying prospectus is delivered or shares of our common stock are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriter has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.

No action has been or will be taken in any jurisdiction by the Company or the underwriter that would permit a public offering of the common stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements may include, without limitation, statements about projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; our market opportunities, strategies, competition; our expected activities; as well as other statements that are not statements of historical facts. At times, these statements may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under the section entitled “Risk Factors” included elsewhere in this prospectus and the various factors as described below.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus supplement and the accompanying prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements, including our ability to:

•	execute our strategic growth plan, including the identification of potential acquisition or strategic partnership opportunities;

•	obtain additional capital, use internally-generated cash, or use shares of our common stock to finance growth strategies;

•	adapt to the competitive and rapidly-evolving nature of our industry;

•	adjust to the effect of competing products on our business;

•	retain key personnel;

•	manage any disruptions at our manufacturing facilities or in our customer, supplier, or employee base;

•	manage the growth of the businesses within our company in a cost efficient manner; and

•	adjust to economic and financial uncertainty resulting from the U.S. Government budgeting issues, including the sequester, as well as terrorism or global economic conditions.

Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise the forward-looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-10 of this prospectus supplement, beginning on page 5 of the accompanying prospectus, and the financial statements, and related notes, and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. In this prospectus supplement, except as otherwise indicated, “Identive,” “the Company,” “we,” “our,” and “us” refer to Identive Group, Inc. and its subsidiaries.

Identive Group, Inc.

Overview

We provide secure identification, or Secure ID, solutions that allow people to gain access to buildings, networks, information, systems and services – while ensuring that the physical facilities and digital assets of the organizations they interact with are protected. Through internal development and targeted acquisitions, we have built a platform of foundational identification technologies, including smart card-based security encryption technology and radio frequency identification, or RFID, contactless communication technology. We leverage our expertise in these core identification technologies to offer a comprehensive range of Secure ID products, systems and services that help to manage the identification and granting of defined privileges to people: as consumers, employees, students or citizens.

Our offerings include hardware and software products, integrated systems and services to address the global markets for identity management, physical and logical/cyber access control, customized ID solutions and a host of RFID and near field communication, or NFC, -enabled applications. We serve a global customer base in the government, enterprise, consumer, education, healthcare and payment sectors. Our business model is principally focused on strong technology-driven organic growth based on both established markets and emerging opportunities for Secure ID. We operate in two segments, “Identity Management Solutions & Services,” or Identity Management, and “Identification Products & Components,” or ID Products:

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In our Identity Management segment we design, supply, implement and manage integrated solutions, systems and services in diverse markets that enable the secure management of credentials used for the identification of people and the granting of rights and privileges based on defined policies. Our Identity Management offerings include: integrated physical and logical (i.e., PC, network or cyber) access control and security systems and cloud-based credential management systems, which we refer to collectively as our Identity Management & Cloud Solutions; customized ID Solutions that include multi-function IDs, cashless and mobile payment systems and other solutions; and our Tagtrail™ NFC content management platform. Our Identity Management end-customers operate in the government, education, enterprise and commercial markets and can be found in multiple vertical market segments including public services administration, law enforcement, healthcare, banking, industrial, retail and critical infrastructure. Our Identity Management solutions primarily are offered under the Identive™ brand. We also use HIRSCH™ and idOnDemand™ as product sub-brands, Multicard™ as our brand for regional ID Solutions offerings in select markets, and payment solution™ and JustPay™ for our payment offerings in the sports stadium and festival markets.

•	In our ID Products segment we design and manufacture both standard and highly specialized smart card technology-based products and components (which we refer to as ID Infrastructure products) and

RFID products and components, including NFC offerings (which we refer to as Transponder products), which are used in the government, enterprise and consumer markets for a number of identity-related applications, including logical access, physical access, eHealth, eGovernment, electronic ID, mobile payment, loyalty schemes, mobile advertising, and transportation and event ticketing. Our ID Infrastructure offerings include readers and terminals based on both contact and contactless smart card technology as well as readers for RFID and NFC applications, all of which are sold under the Identive brand. Our Transponder products include RFID and NFC inlays and inlay-based tags, labels, stickers and cards. Collectively, we refer to our ID Infrastructure and Transponder offerings as Identification Products, which we sell under the Identive brand and under some product specific brands, including CHIPDRIVE®, SmartCore™ and Smartag™.

Each of the business areas within Identive conducts its own sales and marketing activities in the markets in which it competes, primarily utilizing its own sales and marketing organization to solicit prospective channel partners and customers, provide technical advice and support with respect to products, systems and services, and manage relationships with customers, distributors and OEMs. Increasingly, we also leverage common resources between business areas to optimize our sales and marketing efforts across multiple regions and market opportunities. The majority of our sales are made through indirect sales channels that may include dealers, systems integrators, value added resellers, resellers or Internet sales.

Corporate Information

Identive Group, Inc. was founded in 1990 in Munich, Germany and incorporated under the laws of the State of Delaware on December 13, 1996 under the name SCM Microsystems, Inc. Our corporate headquarters are located in Santa Ana, California at 1900 Carnegie Avenue, Building B, Santa Ana, California 92705 and our telephone number is (949) 250-8888. Our European and operational headquarters are located in Ismaning, Germany at Oskar-Messter-Strasse 13, 85737 Ismaning, Germany, telephone +49 89 9595-5000. We maintain a website at www.identive-group.com where there is additional information about our business. The content on our website is not, nor should be deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.

RECENT DEVELOPMENTS

Agreement with Lincoln Park Capital Fund, LLC

On April 16, 2013, we entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to $20,000,000 (including the initial purchase of $2,000,000) worth of shares of our common stock at our discretion as described below. As consideration for entering into the Purchase Agreement, we agreed to issue 251,799 shares of our common stock to Lincoln Park, or the Initial Commitment Shares.

We are filing this prospectus supplement with regard to the offering of up to $20,800,000 worth of shares of our common stock, which consists of (i) 1,754,386 shares that Lincoln Park is purchasing as the initial purchase under the Purchase Agreement for gross proceeds of $2,000,000, or the Initial Purchase, at a purchase price of $1.14 per share, (ii) additional shares of common stock with an aggregate offering price of up to $18,000,000 which we may sell from time to time, in our sole discretion, to Lincoln Park over the next 36 months subject to the conditions and limitations in the Purchase Agreement, (iii) the 251,799 Initial Commitment Shares and (iv) up to 323,741 shares of common stock that we may issue to Lincoln Park on a pro rata basis, as Additional Commitment Shares, upon each purchase by Lincoln Park under the Purchase Agreement up to a total of $20,000,000 worth of shares of our common stock (including the initial purchase of $2,000,000) purchased.

In addition to the Initial Purchase of $2,000,000 worth of shares of our common stock, under the Purchase Agreement, on any business day and as often as every other business day over the 36-month term of the Purchase Agreement, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Lincoln Park to purchase up to 100,000 shares of our common stock. The purchase price for shares of common stock to be purchased by Lincoln Park will be the lower of (i) the lowest sale price on the purchase date, as reported by The NASDAQ Global Market, and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days prior to the purchase date.

We can also accelerate the amount of our shares of common stock to be purchased under certain circumstances in amount up to the lesser of (i) 200,000 shares and (ii) 30% of the trading volume on such accelerated purchase date, if the closing sale price of our common stock equals or exceeds $0.75 on such purchase date, as reported by The NASDAQ Global Market. The purchase price for the additional shares is the lower of (i) the closing sale price for the common stock on the date of sale, and (ii) 96% of the volume weighted average price of the common stock on The NASDAQ Global Market on the date of sale.

There is no upper limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park on a day our closing price is less than the floor price of $0.50 per share. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

There are no trading volume requirements or restrictions under the Purchase Agreement, but there are limitations on the number of shares we can direct Lincoln Park to purchase, as described below. We will control the timing and amount of any sales of our common stock to Lincoln Park. We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one business day’s notice. We will issue 251,799 Initial Commitment Shares to Lincoln Park as consideration for entering into the Purchase Agreement, and we may issue up to 323,741 Additional Commitment Shares as an additional commitment fee on a pro rata basis as Lincoln Park purchases up to $20,000,000 worth of shares of our stock (including the initial purchase of $2,000,000) in our discretion. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $500,000 worth of shares of our common stock, then we would issue approximately 8,094 Additional

Commitment Shares as a pro rata additional commitment fee, which is the product of $500,000, the amount we have elected to sell, divided by $20,000,000, the total amount we can sell to Lincoln Park under the Purchase Agreement, multiplied by 323,741, the maximum number of Additional Commitment Shares. The Additional Commitment Shares will only be issued pursuant to this formula if, as and when we elect to sell our common stock to Lincoln Park. Lincoln Park may not assign or transfer its rights or obligations under the Purchase Agreement.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to the lesser of the following (such lesser number referred to as the Maximum Share Cap): (i) the maximum number of shares of our common stock that we may issue without breaching our obligations under applicable NASDAQ rules (approximately 12,045,890 shares, or 19.99% of our total outstanding common stock as of the date of the Purchase Agreement) or obtaining stockholder approval under such rules, unless the average price of all applicable sales of common stock exceed a “Base Price” (or $1.166, representing our closing consolidated bid price on April 15, 2013 plus an incremental amount to account for the issuance of commitment shares) such that the sales to Lincoln Park are considered to be at least “at market” under applicable NASDAQ rules, and (ii) the maximum number of shares of our common stock that we may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions, which is approximately $24,399,865 worth of shares as of the date of this prospectus supplement.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock (approximately 6,019,932 shares as of the date of this prospectus supplement), as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder.

The number of shares ultimately offered for sale by Lincoln Park under this prospectus supplement is dependent upon the number of shares purchased by Lincoln Park under the Purchase Agreement. The following table sets forth the amount of proceeds we would receive from Lincoln Park from the sale of shares that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price (3)		Number of Registered Shares to be Issued if Full Purchase (1)(5)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Proceeds from the Sale of Shares to Lincoln Park Under the Purchase Agreement
$0.50		11,563,186	16.04%	$5,735,175
$1.14	(4)	11,682,015	16.18%	$13,076,199
$2.00		10,323,741	14.57%	$20,000,000
$3.00		6,990,408	10.36%	$20,000,000
$4.00		5,323,741	8.09%	$20,000,000

(1)	Includes Additional Commitment Shares of 323,741 that may be issued to Lincoln Park on a pro rata basis, upon each purchase by Lincoln Park pursuant to the Purchase Agreement.
(2)	The denominator is based on 60,511,379 shares outstanding as of April 15, 2013, adjusted to include the 251,799 Initial Commitment Shares to be issued to Lincoln Park as consideration for its commitment to purchase our common stock pursuant to the Purchase Agreement, and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.
(3)	Under the Purchase Agreement, we may not sell shares to Lincoln Park on a day our closing price is less than the floor price of $0.50 per share.
(4)	The closing sale price of our shares on April 15, 2013.

(5)	If we seek to issue shares, including shares from other transactions but not included in this offering that may be aggregated with this transaction under the applicable rules of The NASDAQ Global Market, in excess of 12,045,890, or 19.99% of the total common stock outstanding as of the date of the Purchase Agreement, we may be required to seek stockholder approval in order to be in compliance with the rules of The NASDAQ Global Market.

Events of default under the Purchase Agreement include the following:

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the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our common stock from trading for a period of one business day;

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the de-listing of our common stock from The NASDAQ Global Market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Select Market, the NYSE MKT, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

•	the transfer agent’s failure for three business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;

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any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which has had or which could have a material adverse effect on us, subject to a cure period of 10 business days;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•	if at any time we are not eligible to transfer our common stock electronically; or

•	if at any time the Maximum Share Cap is reached, to the extent applicable.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Loan Agreement with Hercules Technology Growth Capital

The Company is in discussions with its secured lender, Hercules Technology Growth Capital, regarding certain of the financial covenants contained in the Loan Agreement, dated October 31, 2012, including modifying the period for measuring certain financial covenants from month-end to quarter-end. Although there can be no certainty that the proposed modification will be effected, management believes its requests will be reasonably accommodated.

THE OFFERING

Common stock offered by us	•	1,754,386 shares of common stock that Lincoln Park is purchasing for gross proceeds of $2,000,000 as an initial purchase, at a purchase price of $1.14 per share;

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up to $18,000,000 of shares of common stock that may be sold from time to time after the initial purchase, at our sole discretion, to Lincoln Park over the next 36 months in accordance with the Purchase Agreement;

•	251,799 shares of common stock to be issued to Lincoln Park as Initial Commitment Shares, in consideration for entering into the Purchase Agreement; and

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up to 323,741 shares of common stock that we may issue to Lincoln Park on a pro rata basis, as Additional Commitment Shares, upon each purchase by Lincoln Park under the Purchase Agreement up to a total of $20,000,000 of common stock (including the initial purchase of $2,000,000) purchased.

Common stock to be outstanding after this offering	Up to 78,378,979 shares, assuming a sales price of $1.14 per share for the remaining $18,000,000 that may be sold from time to time after the initial purchase, which was the closing price on The NASDAQ Global Market on April 15, 2013, including up to 575,540 shares to be issued to Lincoln Park as a fee for its commitment to purchase shares of our common stock. Actual number of shares issued and outstanding will vary depending on the actual sales prices under this offering.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

NASDAQ Global Market Symbol	“INVE”

Frankfurt Stock Exchange Symbol	“INV”

Risk Factors	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

The number of shares of common stock to be outstanding immediately after this offering is based on 60,259,580 shares outstanding on April 15, 2013 and excludes as of that date:

•	4,287,926 shares of common stock issuable upon exercise of stock options outstanding prior to this offering under our equity incentive plans;

•	7,522,184 shares of common stock available for future grants under our equity incentive plans;

•	2,383,153 shares of common stock available for future sale to our employees under our Employee Stock Purchase Plan;

•	10,628,183 shares of common stock issuable upon exercise of warrants and options granted outside our equity incentive plans outstanding prior to this offering;

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1,261,421 shares of common stock issuable to former holders of Bluehill ID AG bearer shares not tendered in connection with the acquisition of Bluehill ID AG pursuant to the Business Combination Agreement, dated September 20, 2009, as amended October 20, 2009;

•	potential issuances of shares of common stock to the former shareholders of idOnDemand, Inc. pursuant to the earn-out provisions contained in the Stock Purchase Agreement dated April 29, 2011; and

•	potential issuances of shares of common stock to the former shareholders of polyright SA pursuant to the earn-out provisions contained in the Stock Purchase Agreement dated July 18, 2011.

Except as otherwise noted, all information in this prospectus supplement reflects an assumed offering price of $1.14 per share, which was the last reported sale price of our common stock on April 15, 2013.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please see “Where You Can Find Additional Information” on page S-17 of this prospectus supplement.

Risks Relating to this Offering

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We expect to use the net proceeds from this offering for working capital and other general corporate purposes, including research and development expenditures and capital expenditures, however, a number of variables will influence our actual use of the net proceeds from this offering, and our actual uses of the net proceeds of this offering may vary substantially from our currently planned uses. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business or the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our stock, you will suffer substantial dilution in the net tangible book value of the stock you purchase in this offering. Based on an assumed public offering price of $1.14 per share, the last reported sale price of our common stock on April 15, 2013, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.98 per share in the net tangible book value of the common stock. Please see “Dilution” on page S-13 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase stock in this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The price of our common stock may continue to be volatile.

Our common stock is currently traded on The NASDAQ Global Market and the Frankfurt Stock Exchange. The trading price of our common stock from time to time has fluctuated widely and may be subject to similar volatility in the future. For example, in the three months ended March 31, 2013, our common stock traded on The NASDAQ Global Market at per share prices as low as $1.21 and as high as $1.54, and during the year ended

December 31, 2012, traded at per share prices per share as low as $0.66 and as high as $2.41. The trading price of our common stock in the future may be affected by a number of factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock regardless of our operating performance.

USE OF PROCEEDS

We estimate receiving net proceeds from this offering of approximately $19,750,000, after estimated expenses payable by us, assuming that an aggregate of $20,000,000 worth of common stock (including the initial purchase of $2,000,000) is sold pursuant to this offering.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. Working capital and other general corporate purposes may include research and development expenditures and capital expenditures. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these shares of our common stock. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

Our net tangible book value as of December 31, 2012 was approximately $(7.4) million, or $(0.12) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2012. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of 17,543,859 shares of our common stock at an assumed public price of $1.14 per share, the last reported sale price of our common stock on April 15, 2013, for assumed gross proceeds of $20,000,000, not including the shares to be issued to Lincoln Park as a fee for its commitment to purchase shares of our common stock, and after deducting estimated offering expenses payable by us, our net tangible book value as of December 31, 2012 would have been approximately $12.3 million, or $0.16 per share of common stock. This represents an immediate increase in the net tangible book value of $0.28 per share to existing stockholders and an immediate dilution in net tangible book value of $0.98 per share to new investors purchasing our common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$1.14
Net tangible book value per share as of December 31, 2012	$(0.12)
Increase in net tangible book value per share attributable to new investors	$0.28
As adjusted net tangible book value per share after this offering	$0.16
Net dilution per share to new investors	$0.98

The table above assumes for illustrative purposes that an aggregate of 17,543,859 shares of our common stock are sold at a price of $1.14 per share, the last reported sale price of our common stock on The NASDAQ Global Market on April 15, 2013, for aggregate gross proceeds of $20,000,000. The shares, if any, sold in this offering will be sold from time to time at various prices.

For purposes of the above calculation, the number of shares of common stock to be outstanding after this offering is based on 60,190,786 shares outstanding on December 31, 2012 and excludes as of that date:

•	68,794 shares of common stock issued under our Employee Stock Purchase Agreement or upon exercise of outstanding options after December 31, 2012;

•	4,048,972 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2012 under our equity incentive plans;

•	7,769,039 shares of common stock available for future grants under our equity incentive plans;

•	1,701,759 shares of common stock available for future sale to our employees under our Employee Stock Purchase Plan;

•	10,628,183 shares of common stock issuable upon exercise of warrants and options granted outside our equity incentive plans outstanding prior to this offering;

•

1,261,421 shares of common stock issuable to former holders of Bluehill ID AG bearer shares not tendered in connection with the acquisition of Bluehill ID AG pursuant to the Business Combination Agreement, dated September 20, 2009, as amended October 20, 2009;

•	potential issuances of shares of common stock to the former shareholders of idOnDemand, Inc. pursuant to the earn-out provisions contained in the Stock Purchase Agreement dated April 29, 2011;

•	potential issuances of shares of common stock to the former shareholders of polyright SA pursuant to the earn-out provisions contained in the Stock Purchase Agreement dated July 18, 2011; and

•	575,540 shares to be issued to Lincoln Park as a fee for its commitment to purchase shares of our common stock.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $20,800,000 in shares of our common stock that may be issued by us directly to Lincoln Park under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

We entered into the Purchase Agreement with Lincoln Park on April 16, 2013. In consideration for entering into the Purchase Agreement, we will issue 251,799 shares of our common stock to Lincoln Park as initial commitment shares, all of which are covered by this prospectus supplement. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is irrevocably committed to purchase an aggregate of up to $20,000,000 worth of shares of our common stock (including the initial purchase of $2,000,000) over the 36-month term of the Purchase Agreement.

The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any business day, and as often as other business day, and at our sole discretion, we may require Lincoln Park to purchase up to 100,000 shares of our common stock. We can also increase the amount of our shares of common stock to be purchased on any business day under certain circumstances up to 200,000 shares of our common stock, provided that the closing sale price of our common stock equals or exceeds $0.75 on such purchase date.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to the Maximum Share Cap, which is the lesser of the following: (i) the maximum number of shares of our common stock that we may issue without breaching our obligations under applicable NASDAQ rules (approximately 12,045,890 shares, or 19.99% of our total outstanding common stock as of the date of the Purchase Agreement) or obtaining stockholder approval under such rules, unless the average price of all applicable sales of common stock exceed a “Base Price” (or $1.166, representing our closing consolidated bid price on April 15, 2013 plus an incremental amount to account for the issuance of commitment shares) such that the sales to Lincoln Park are considered to be at least “at market” under applicable NASDAQ rules, and (ii) the maximum number of shares of our common stock that we may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions, which is approximately $24,399,865 worth of shares as of the date of this prospectus supplement.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder).

We may suspend the sale of shares to Lincoln Park pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use a broker-dealer unaffiliated with Lincoln Park to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on The NASDAQ Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the

Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We have entered into an agreement with Bayridge Securities, LLC, a registered broker-dealer and FINRA member, pursuant to which Bayridge Securities, LLC agreed to act as the placement agent in connection with the Purchase Agreement with Lincoln Park. Bayridge Securities, LLC will receive $10,000 as compensation in connection with its services and expense reimbursement up to $5,000, upon receipt of written confirmation from the Financial Industry Regulatory Authority, Inc., or FINRA, to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park, Bayridge Securities, LLC and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it and its agents, representatives and affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is 800-937-5449.

Our common stock is listed on The NASDAQ Global Market under the symbol “INVE” and on the Frankfurt Stock Exchange under the symbol “INV.”

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. Reports, proxy statements and other information filed by us with the SEC can also be obtained on our internet site at www.identive-group.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 19, 2012;

•	our Current Report on Form 8-K, dated April 16, 2013, filed with the SEC on April 16, 2013;

•	our Current Report on Form 8-K, dated March 5, 2013, filed with the SEC on March 7, 2013;

•	our Current Report on Form 8-K, dated March 1, 2013, filed with the SEC on March 7, 2013;

•	our Current Report on Form 8-K, dated January 14, 2013, filed with the SEC on January 16, 2013; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the SEC on October 7, 1997), including any amendment or report filed for the purpose of updating such description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, other than information that is furnished but not filed with the SEC under those filings, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus supplement). Requests should be directed to Identive Group, Inc., Attn: Investor Relations, 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, or by calling (949) 250-8888, extension 106.

PROSPECTUS

IDENTIVE GROUP, INC.

Debt Securities

Preferred Stock

Common Stock

Warrants

Identive Group, Inc. may offer, issue and sell, from time to time, (i) senior debt securities which may be convertible or non-convertible, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock, common stock or other securities, and (v) an combination of the foregoing. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

Our common stock is listed on the NASDAQ Global Market and trades under the symbol “INVE” and on the Frankfurt Stock Exchange under the symbol “INV.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Based on the last reported sale price of our common stock on the NASDAQ Global Market on April 13, 2011, of $3.63 per share, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $132,462,870. We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock.

This prospectus provides you with a general description of debt and equity securities that we may offer and sell, from time to time, either individually or in combination. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any debt or equity securities we offer and the specific manner in which we will offer the debt or equity securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 5.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, except as otherwise indicated, “Identive,” “the Company,” “we,” “our,” and “us” refer to Identive Group, Inc. and its subsidiaries.

SCM, the Identive logo, @MAXX and CHIPDRIVE are registered trademarks of Identive Group, Inc.; ScramblePad, ScrambleProx and IDK are registered trademarks of Hirsch Electronics, LLC, and the Hirsch logo, the Velocity logo, ScrambleSmart, ScrambleSmartProx, MATCH, DIGI*TRAC, Hirsch Verification Station, RUU-201, MOMENTUM, BioSmart, Secure Success, Putting Digital Identities to Work, From Credential to Cloud, Presence as a Policy, We Secure Buildings, Upgrade to Hirsch, The Secure Decision, DigiLock, Rapid Deployment Kit, ScrambleNet, XBox, NET*MUX4, S*NET, X*NET, SNIB and SNIB2 are trademarks of Hirsch Electronics, LLC; ACiG, Card Express Service, MIR-RT, Multicard, Mybility, Syscan, Trustoffice, and TOM are foreign registered trademarks of affiliated companies. Other product and brand names may be trademarks or registered trademarks of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. Reports, proxy statements and other information filed by us with the SEC can also be obtained on our internet site at http://www.identive-group.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed with the SEC on March 7, 2011);

•

the audited financial statements of Bluehill ID AG for the years ended December 31, 2009 and 2008 appearing in Exhibit 99.2 of Amendment No. 2 to our Current Report on Form-8K/A filed with the SEC on August 6, 2010;

•

the audited financial statements as of and for the years ended November 30, 2008, 2007 and 2006 and the unaudited condensed consolidated balance sheets as of February 28, 2009 and November 30, 2008 and the unaudited condensed consolidated statements operations and statements of cash flows for the three months ended February 28, 2009 and February 29, 2008 of Hirsch Electronics Corporation appearing in pages F-51 through F-84 of Amendment No. 1 to our Registration Statement on Form-S4, filed with the SEC on November 10, 2009 (File No. 333-162618);

•	Current Reports on Form 8-K filed with the SEC on March 4, 2011 and March 9, 2011; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the Commission on October 7, 1997), including any amendment or report filed for the purpose of updating such description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after April 18, 2011 (the date the initial registration statement was filed with the SEC) but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference, other than information that is furnished but not filed with the SEC under those filings.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to Identive Group, Inc., Attn: Investor Relations, 1900-B Carnegie Avenue, Santa Ana, CA 92705, or by calling (collect) 1-949-250-8888 x106.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements may include, without limitation, statements about projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; our market opportunities, strategies, competition; and our expected activities. At times, these statements may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under the section entitled “Risk Factors” included elsewhere in this prospectus and the various factors as described below.

Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise the forward- looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

PROSPECTUS SUMMARY

Identive Group, Inc. (“Identive,” the “Company,” “the group,” “we” and “us”) is an international technology company focused on building the world’s signature group in secure identification-based technologies. We are comprised of a group of businesses with deep industry expertise and well-known global brands in their individual markets, which provide leading-edge products and solutions in the areas of physical and logical access control, identity management and radio frequency identification (“RFID”) systems to governments, commercial and industrial enterprises, healthcare and consumers. Our goal is to build a lasting business of scale and technology to both enable and capitalize on the growth of the security and RFID industries. Our growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive expansion.

At the beginning of 2010, we acquired Bluehill ID AG (“Bluehill ID”), a Swiss industrial holding group focused on technologies within the high-growth RFID / contactless smart card technology and identity management markets. As a result of this business combination, we have adopted a new organizational structure, enhanced and broadened our management team, and changed the name of the Company from “SCM Microsystems, Inc.” to “Identive Group, Inc,” which reflects our focus on providing secure identification systems and solutions. Following the acquisition of Bluehill ID we also changed our stock trading symbols to reflect our new name. Our common stock is listed on the NASDAQ Global Market in the U.S. under the symbol “INVE” and the Frankfurt Stock Exchange in Germany under the symbol “INV.”

Through 2009 and prior to the business combination with Bluehill ID, we operated in two business segments, Security and Identity Solutions and Digital Media and Connectivity. Following our business combination with Bluehill ID, our Company’s organizational structure has changed, and we now operate in the following two business segments: Identity Management Solutions & Services (“ID Management”) and Identification Products & Components (“ID Products”). Each business segment is comprised of two or more businesses that focus on specific markets and technologies.

•

The businesses in our ID Management segment provide solutions and services that enable the secure management of credentials in diverse markets. These credentials are used for the identification of people and the granting of rights and privileges based on defined security policies. The businesses in our ID Management segment specialize in the design and manufacturing of highly secured and integrated systems that can enhance security and better meet compliance and regulatory requirements while providing users the benefits and convenience of simple and secure solutions. Our ID Management customers operate in government, commercial, enterprise and consumer markets and can be found in multiple vertical market segments including healthcare, finance, industrial, retail and critical infrastructure. The businesses in our ID Management segment include Hirsch Electronics and Multicard.

•

The businesses in our ID Products segment design and manufacture both standard and highly specialized products and components that help identify people, animals and objects in a multitude of applications and markets. Products and components in our ID Products segment include semiconductors, cards, tags, inlays, readers and terminals that are used by original equipment manufacturers and system integrators to deliver identity-based systems and solutions. These products are used for applications such as eHealth, eGovernment, mobile banking, loyalty schemes, transportation and event ticketing, corporate identification, logical access, physical access and passport control in the government, enterprise and financial markets. Within the ID Products segment we also offer commercial digital media readers that are used in digital kiosks to transfer digital content to and from various flash media. Businesses in our ID Products segment include ACiG Technology, SCM Microsystems, Smartag, Syscan ID and TagStar Systems.

Sales from our ID Management segment accounted for approximately 56% of our total revenue in 2010 and 42% of our total revenue in 2009. Sales from our ID Products segment accounted for approximately 44% of our total revenue in 2010, 58% of our total revenue in 2009 and 100% of our revenue in 2008. Additional information about our results for the last three years for these segments is provided in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this Annual Report on Form 10-K. See Note 15 of Notes to Consolidated Financial Statements in Item 8 below for further details about revenue and assets by region.

Each of the businesses within Identive conducts its own sales and marketing activities in the markets in which it competes, utilizing its own sales and marketing organization, and in most cases selling primarily through indirect sales channels that may include dealers, systems integrators, value added resellers, resellers or the Internet. Within our ID Management segment, the majority of sales in our Hirsch business are made through a dealer/systems integrator distribution channel. Businesses in our ID Products segment primarily sell to original equipment manufacturers (“OEMs”) that typically either bundle our products with their own solutions, or repackage our products for resale to their customers. Our OEM customers typically sell our ID Products solutions to government contractors, systems integrators, large enterprises and computer manufacturers, as well as to banks and other financial institutions. Additionally, we sell our digital media readers primarily to major brand computer and photo processing equipment manufacturers.

Our corporate headquarters are co-located with our Hirsch business headquarters in Santa Ana, California and our European operational headquarters are in Ismaning, Germany. We maintain facilities in Chennai, India for technology research and development and in Australia, Brazil, Canada, Europe, Hong Kong, Japan, Singapore and the U.S. for individual business operations and sales.

The Company was founded in 1990 in Munich, Germany and incorporated in 1996 under the laws of the state of Delaware. Our corporate headquarters are located at 1900 Carnegie Avenue, Building B, Santa Ana, California 92705.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information” included elsewhere in this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including capital expenditures and working capital. We may use a portion of our net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus and at the time of such offer we are no longer a smaller reporting company, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

DESCRIPTION OF SECURITIES

We may offer, from time to time, in one or more offerings, up to $100,000,000 of the following securities:

•	senior debt securities;

•	preferred stock;

•	common stock;

•	warrants; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $100,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

Each series of debt securities may have different terms and may be either secured or unsecured. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “indenture.”

We will refer to the trustee under the indenture as the “trustee.” The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included a copy of the form of the indenture as an exhibit to our registration statement and it is incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;

•

the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•

the name of the trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•

any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indenture provides that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, (A) is organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (B) assumes the obligations (i) to pay the principal of, and any premium and interest on, all of the debt securities and (ii) to duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indenture and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to the trustee.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indenture with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium on any debt security of such at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•

default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by Identive continuing for 90 days after written notice as provided in the indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Identive or any significant subsidiary of Identive; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the trustee all required payments of the principal, any premium or interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

Notwithstanding the foregoing, the indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or interest;

•

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indenture requires the trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indenture provides that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium and interest on, such debt securities at the respective due dates thereof.

The indenture provides that, subject to provisions in the indenture relating to its duties in the case of a default, the trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon such trustee. However, the trustee may refuse to follow any direction which:

•	is in conflict with any law or the indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indenture

The indenture provides that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium, payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security; and

•	make any change that adversely affects any applicable right to convert any such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the indenture.

We and our trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add to, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to add or provide for a guaranty of the securities or additional obligors on the securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that permits us to elect either or both of the following:

•

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in their sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Reports

The indenture provides that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days thereafter. Documents filed by us with the SEC through the SEC’s EDGAR system, or any successor thereto, will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

No Personal Liability of Certain Persons

None of our directors, officers, employees, agents, stockholders or subsidiaries will have any liability for any obligations of our, or because of the creation of any indebtedness under the debt securities, the indenture or any supplemental indenture. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of the indenture and the issuance of the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The indenture limits the right of the trustee, should it become our creditor, to obtain payment of claims or to secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest and there is a default under the debt securities of any series for which it is trustee, the trustee will be required to eliminate the conflict or resign.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, 40,000 of which have been designated as Series A Participating Preferred Stock, par value $0.001 per share. As of the date of this prospectus, no shares of our preferred stock, including the Series A Participating Preferred Stock, were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our fourth amended and restated certificate of incorporation, as amended, the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock, and our amended and restated by-laws, each of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management as discussed below. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up.

The preferred stock offered by this prospectus will, when issued, not have or be subject to any preemptive or similar rights.

Series A Participating Preferred Stock

On November 8, 2002, our board of directors declared a dividend of one Preferred Share Purchase Right (each, “aRight” and collectively, the “Rights”) to purchase one one-thousandth of a share of our Series A Participating Preferred Stock (“Series A Preferred”) for each outstanding share of common stock. The dividend was payable on November 25, 2002 to stockholders of record as of the close of business on that date. Certificates representing shares of common stock issued after the record date contain a notation incorporating the rights agreement by reference. The terms of the Rights are governed by a Preferred Stock Rights Agreement, dated as of November 8, 2002, as amended from time to time, between the Company and American Stock Transfer & Trust, LLC, as most fully discussed below under “Anti-Takeover Provisions — Preferred Stock Rights Agreement.” The rights only become exercisable if a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more (or 19.99% or more for certain designated holders) of the shares of common stock then outstanding, or announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more (or 19.99% or more for certain designated holders) of the Company’s common stock then outstanding.

The Company has authorized 40,000 of Series A Preferred, par value $0.001 per share, none of which are currently outstanding. Each one one-thousandth of a share of Series A Preferred has rights and preferences substantially equivalent to those of one share of common stock. Each share of Series A Preferred is entitled to 1,000 votes on all matters submitted to a vote of our stockholders. Holders of Series A Preferred vote together with holders of our common stock as one class. The Series A Preferred are not redeemable and rank junior to all other series of the Company’s Preferred Stock as to payment of dividends and distribution of assets.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock is American Stock Transfer and Trust Company.

DESCRIPTION OF COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our fourth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

We are authorized to issue 110,000,000 shares of common stock, par value $0.001 per share. On April 1, 2011, we had 48,075,789 shares of common stock issued and outstanding and approximately 2,000 stockholders of record. Except as otherwise provided in any resolution providing for the issue of any series of preferred stock, holders of our common stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Neither our fourth amended and restated certificate of incorporation, as amended, nor our amended and restated by-laws authorize cumulative voting. The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Our Board of Directors

Our board of directors currently has seven (7) members. Our fourth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws provide that the number of directors shall be fixed from time to time by resolution adopted by the vote of a majority of the directors then in office. Our fourth amended and restated certificate of incorporation, as amended, provides that the board of directors shall be divided into three nearly equal classes, with each class’s term expiring on a staggered basis. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum. Directors may be removed only for cause by the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, cast at a meeting of the stockholders called for that purpose.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “INVE” and on the Frankfurt Stock Exchange under the symbol “INV”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and the parties named therein, which may include a bank or trust company, as warrant agent, that we will name in the prospectus supplement. If a warrant agent is so named, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Global Market and the Frankfurt Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market and the Frankfurt Stock Exchange, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities. In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Market, the Frankfurt Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may loan or pledge securities to a financial institution or other third party that in turn may sell those securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW

Anti-Takeover Provisions of our Delaware Certificate of Incorporation and By-laws

In addition to the board of directors’ ability to issue shares of preferred stock, our fourth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include a classified board of directors as discussed above, elimination of stockholder action by written consents, advance notice procedures for stockholder proposals and supermajority vote requirements for business combinations.

Classified Board; Limitation on Ability of Stockholders to Remove Directors. Under the Delaware General Corporation Law, unless the certificate of incorporation otherwise provides, directors serving on a classified board can only be removed by the stockholders for cause. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. In addition, our fourth amended and restated certificate of incorporation, as amended, provides that our stockholders may only remove a director from office for cause.

Elimination of Stockholder Action Through Written Consent. Our fourth amended and restated certificate of incorporation, as amended, provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advanced Notice Procedures for Stockholder Proposals. Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated by-laws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Business Combinations. Our fourth amended and restated certificate of incorporation, as amended, provide that the affirmative vote of holders of at least 66-2/3% of the total outstanding shares eligible to vote is required in the event of (i) a merger or combination between the company and an entity or person owning, directly or indirectly, 10% of our shares (an “Interested Purchaser”) or (ii) any sale of the company or a sale of all or substantially all of our assets to an Interested Purchaser (a transaction described in (i) or (ii) being a “Transaction”), unless: (a) the Transaction is approved by two-thirds of the members of the Board of Directors; or (b) as a result of the Transaction, all holders of the-n outstanding share (other than the Interested Purchaser) receive cash in an amount at least equal to the greatest of (x) the highest price paid by the Interested Purchaser for any shares during the offer, (y) an amount reflecting the same or a greater percentage relationship to the then market price of the company’s stock as the highest price per share paid by the Interested Purchaser during the tender offer bears to the market price of the stock immediately prior to the commencement of the tender offer, or (z) an amount equal to the earnings per share of the company for the four full consecutive fiscal quarters immediately preceding the proposed Transaction multiplied by the then current price/earnings ratio of the Interested Purchaser.

Preferred Stock Rights Agreement

On November 8, 2002, our board of directors declared a dividend of one Preferred Share Purchase Right (each, “aRight” and collectively, the “Rights”) to purchase one one-thousandth of a share of our Series A Participating Preferred Stock (“Series A Preferred”) for each outstanding share of Common Stock. The dividend was payable on November 25, 2002 (the “Record Date”) to stockholders of record as of the close of business on that date. Prior to the distribution date, the Rights will be evidenced by and trade with the certificates for the common stock. After the distribution date, each Right will entitle the holder to purchase for $30.00 a fraction of a share of the Company’s Preferred Stock with economic terms similar to that of one share of the Company’s common stock. The terms of the Rights are governed by a Preferred Stock Rights Agreement, dated as of November 8, 2002, as amended on December 10, 2008, November 16, 2009, and November 15, 2010, between the Company and A Stock Transfer & Trust, LLC (the “Rights Agreement”). The Rights will expire on the earlier to occur of (i) November 25, 2012, or (ii) redemption exchange of the Rights. The rights only become exercisable if a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more (or 19.99% or more for certain designated holders) of the shares of common stock then outstanding, or announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more (or 19.99% or more for certain designated holders) of the Company’s common stock then outstanding.

The Rights approved by our board of directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the board of directors. Takeover attempts frequently include coercive tactics to deprive our board of directors and our stockholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by our board of directors in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater (or 19.99% or greater for certain designated holders) position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. We believe that these tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

The Rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.001 per Right generally on or prior to the fifth day after public announcement that a Person has acquired beneficial ownership of 15% or more (or 19.99% or more for certain designated holders) of the Company’s common stock. Accordingly, the Rights should not interfere with any merger or business combination approved by the board of directors.

However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the board of directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company’s board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company’s shares are presently traded. The Company’s board of directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

The foregoing is a summary of certain principal terms of the Rights Agreement only and is qualified in its entirety by reference to the Rights Agreement, as amended. A copy of the Rights Agreement and the amendments thereto are attached as exhibits to this registration statement and are incorporated herein by reference.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employ participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 /3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our fourth amended and restated certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with all of our current directors and expect to enter into a similar agreement with any new directors.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Greenberg Traurig LLP, Boston, Massachusetts. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. (formerly known as SCM Microsystems, Inc.) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Bluehill ID AG as of and for the years ended December 31, 2009 and 2008 and related notes incorporated by reference in this prospectus from the Company’s Amendment No. 2 to Current Report on Form-K8/A, as filed August 6, 2010, have been audited by Ernst & Young Ltd, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Hirsch Electronics Corporation as of and for the years ended November 30, 2008, 2007 and 2006 incorporated by reference in this prospectus from the Company’s Registration Statement on Form-S4 (File No. 333-162618) have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$20,800,000

Common Stock

PROSPECTUS SUPPLEMENT

April 16, 2013